EXHIBIT 32.2

Certification Pursuant To
18 U.S.C. Section 1350
As Added By
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Citizens Financial Services, Inc. (the "Company") on Form 10-K (the "Report") for the period ending December 31, 2003 as filed with the Securities and Exchange Commission, I, Randall E. Black, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: March 2, 2004	/s/ Randall E. Black

By: Randall E. Black Chief Financial Officer (Prinicipal Financial Officer and Principal Accounting Officer)

The signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.